EXHIBIT 99.1

Lowell Farms Inc. Announces Unaudited Second Quarter 2024 Financial and Operational Results

SALINAS, Calif., Aug. 13, 2024 (GLOBE NEWSWIRE) -- Lowell Farms Inc. (the “Company”) (CSE: LOWL; OTCQX: LOWLF), a California cannabis company with advanced distribution and production capabilities including extraction, manufacturing, sales and brand management, announces unaudited revenue and operating results for the second quarter of 2024 (ended June 30, 2024). All figures stated are in US Dollars.

Second Quarter Financial Highlights:

  Net revenue generated for the quarter ended June 30, 2024 decreased 50% to $3.5 million, as compared to $7.0 million for the second quarter last year. Net revenue decreased 27% from $4.9 million in the first quarter of 2024.
    CPG revenue decreased 11% for the quarter ended June 30, 2024 compared to the quarter ended June 30, 2023 and decreased 15% compared to the first quarter of 2024.
    Bulk Product revenue from self-grown wholesale products was $0.5 million for the quarter ended June 30, 2024 compared to $4.8 million for the quarter ended June 30, 2023 and $0.7 million from the first quarter of 2024, reflecting our exit from the cultivation facility in January 2024.
  Gross margin for the quarter ended June 30, 2024 was negative 15.7% representing a gross loss of $0.6 million compared to a gross margin of negative 17.0% representing a gross loss of $0.8 million for the quarter ended March 31, 2024 reflecting a modest improvement from the adverse impact from exiting the cultivation facility.
  Operating loss for the quarter ended June 30, 2024 was $2.2 million, compared to operating loss of $2.7 million for the quarter ended June 30, 2023 and $2.9 compared to the first quarter of 2024.
  Net loss was $0.8 million for the quarter ended June 30, 2024, compared to a net loss of $0.1 million for the quarter ended June 30, 2023, and a net loss of $2.9 million for the first quarter of 2024. In the current quarter other income of $2.3 million was recognized related to the reversal of a rent accrual associated with the cultivation facility as a result of a judicial ruling and in the prior year quarter, other income of $3.0 million was recognized on the sale and leaseback of the processing facility.
  Adjusted EBITDA for the quarter ended June 30, 2024 was negative $1.9 million compared to adjusted EBITDA of negative $1.3 million for the quarter ended June 30, 2023 and adjusted EBITDA of negative $1.1 million for the first quarter of 2024. Adjusted EBITDA is a non-GAAP financial measure. See “Use of Non-GAAP Financial Information'' below for further information and a detailed reconciliation to Net Loss, the closest comparable GAAP measure.
Revenue Summary ($’s in ‘000)

				Q2’24 vs Q1’24
	Q2’23	Q1’24	Q2’24	Growth
CPG Revenues	$4,438	$4,125	$3,489	-15%
Bulk Product	$2,263	$681	$49	-93%
LFS	$94	$68	$-	-100%
Out-of-State Licensing	$237	$-	-	0%
Total	$7,032	$4,874	$3,538	-27%

"To start, I want to express our deep gratitude to our Board of Directors. Their unwavering support, commitment, and the significant time they have dedicated have been invaluable as our management team explores strategic alternatives to drive our business forward.” said Co-Founder and Chief Executive Officer Mark Ainsworth. “By expanding our services, we aim to better leverage our existing assets, reduce operational overhead, and strengthen our financial position. These efforts are designed to propel our business in a positive direction and deliver long-term value to our shareholders."

Operational Highlights and Ongoing Initiatives:

  Lowell Farm Services
    Lowell Farms processing facility in Salinas Valley.
      In the second quarter of 2024 there were revenues generated by Lowell Farm Services compared to $0.1 million in the first quarter of 2024.
      Lowell Farm Services processed approximately 1,855 pounds of wet weight third-party flower in the second quarter of 2024 compared to 6,173 pounds in the first quarter of 2024.
      This decrease quarter over quarter was largely due to the company's exit of the cultivation in January of 2024.
  California Market Trends
    Owned and Portfolio Brands
      Sales of owned brands generated revenue of $2.6 million in the second quarter of 2024, compared to approximately $3.1 million for the first quarter of 2024.
        Contributing factors include significant decrease in California market purchasing trends and instability in flower purchase price.
        Lowell Herb Co.
          The Lowell Herb Co. branded 35's product line generated $682k in the second quarter 2024, compared to $919k in the first quarter 2024.
          The Infused 35’s products showed a decline, quarter over quarter, from approximately $170k in the first quarter of 2024 to $147k in the second quarter of 2024.
    Third-Party Brands
      The Company re-engaged the third-party brand model strategy and pursued like minded brands to increase revenues and maximize operational efficiency.
        Sales of third-party brands generated revenue of approximately $778k for the second quarter of 2024 compared to $952k in the first quarter of 2024.
        In the second quarter of 2024, Lowell had brought on three additional third-party brands to continue to round the portfolio offerings to retail partners.
  Distribution and Sales Capabilities:
    The average delivery drop value has decreased to approximately $3,735 in the second quarter of 2024 from $4,082 in the first quarter of 2024.

Q2 2024 Financial Results Earnings Conference Call Details:
The conference call with management at 5:30 p.m. EDT on Tuesday, August 13, can be accessed using the following dial-in information:

U.S. and Canadian Toll Free:	1-800-579-2543
International:	1-785-424-1789
Webcast:	Link here

Please dial-in at least 10 minutes before the call to register.

The conference call will be webcast live and archived on the investor relations section of the Lowell Farms website at https://ir.lowellfarms.com/.

ABOUT LOWELL FARMS INC.
Lowell Farms Inc. (CSE:LOWL; OTCQX:LOWLF) (the “Company”) is a California-based cannabis company with advanced production capabilities supporting the supply chain, including extraction, manufacturing, brand sales, marketing, and distribution. Lowell Farms has an exclusive portfolio of award-winning brands, including Lowell Herb Co, House Weed, Moon, Cypress Cannabis, and Original Pot Co. for licensed retailers statewide.

Lowell Farms Inc. Media Contact
pr@lowellfarms.com

Lowell Farms Inc. Investor Relations Contact
Bill Mitoulas
416.479.9547
ir@lowellfarms.com

Lowell Farms Inc. Company Contact
Mark Ainsworth
ir@lowellfarms.com

Forward-Looking Information and Statements
This news release contains certain "forward-looking information" within the meaning of applicable Canadian securities legislation and may also contain statements that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking information and forward-looking statements are not representative of historical facts or information or current conditions, but instead represent only the Company’s beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking information or forward-looking statements can be identified by the use of forward-looking terminology such as "plans", "expects" or "does not expect", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates" or "does not anticipate", or "believes", or variations of such words and phrases or may contain statements that certain actions, events or results "may", "could", "would", "might" or "will be taken", "will continue", "will occur" or "will be achieved.” The forward-looking information and forward-looking statements contained herein may include, but are not limited to, the anticipated growth of Lowell Farm Services and the ability of the Company to successfully achieve its business objectives and expectations for other economic, business, and/or competitive factors. There can be no assurance that such forward-looking information and statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such forward-looking information and statements. This forward-looking information and statements reflect the Company’s current beliefs and are based on information currently available to the Company and on assumptions the Company believes are reasonable.

Forward-looking information is subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking information. Such risks and other factors may include, but are not limited to: general business, economic, competitive, political and social uncertainties; general capital market conditions and market prices for securities; operating and development costs; competition; changes in legislation or regulations affecting the Company; the timing and availability of external financing on acceptable terms; the available funds of the Company and the anticipated use of such funds; favorable production levels and outputs; the stability of pricing of cannabis products; the level of demand for cannabis product; the availability of third-party service providers and other inputs for the Company’s operations; lack of qualified, skilled labor or loss of key individuals; and risks and delays resulting from the COVID-19 pandemic. A description of additional assumptions used to develop such forward-looking information and a description of additional risk factors that may cause actual results to differ materially from forward-looking information can be found in the Company’s disclosure documents, such as the Company’s annual information form filed on the SEDAR website at www.sedar.com and the Company's Form 10 filed on the SEC website at www.sec.com. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Readers are cautioned that the foregoing list of factors is not exhaustive. Readers are further cautioned not to place undue reliance on forward-looking information as there can be no assurance that the plans, intentions or expectations upon which they are placed will occur. Forward-looking information contained in this news release is expressly qualified by this cautionary statement.

The forward-looking information contained in this news release represents the expectations of the Company as of the date of this news release and, accordingly, is subject to change after such date. However, the Company expressly disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as expressly required by applicable securities law.

Neither the Canadian Securities Exchange nor its Regulation Service Provider has reviewed, or accepts responsibility for the adequacy or accuracy of, the content of this news release.

Use of Non-GAAP Financial Information

EBITDA is net income (loss), excluding the effects of income taxes (recovery); net interest expense; depreciation and amortization; and adjusted EBITDA also includes noncash fair value adjustments on investments; unrealized foreign currency gains/losses; share-based compensation expense; and other transactional and special expenses, such as out-of-period insurance recoveries and acquisition costs and expenses related to the markup of acquired finished goods inventory, which are inconsistent in amount and frequency and are not what we consider as typical of our continuing operations. Management believes this measure provides useful information as it is a commonly used measure in the capital markets and as it is a close proxy for repeatable cash generated by operations. We use adjusted EBITDA internally to understand, manage, make operating decisions related to cash flow generated from operations and evaluate our business. In addition, we use adjusted EBITDA to help plan and forecast future periods.

This measure is not necessarily comparable to similarly titled measures used by other companies.

A reconciliation of this measure to Net Loss is provided below.

LOWELL FARMS INC. CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$642	$2,311
Accounts receivable - net of allowance for doubtful accounts of $1,090 and $959 at June 30, 2024 and December 31, 2023,
respectively.	1,844	2,620
Inventory	2,926	4,760
Prepaid expenses and other current assets	1,638	2,397
Total current assets	7,050	12,088
Property and equipment, net	3,537	4,099
Right of use assets, net	17,548	18,327
Other intangibles, net	2,352	2,544
Other assets	465	555

Total assets	$30,952	$37,613
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,775	$4,314
Accrued payroll and benefits	299	363
Notes payable, current portion	1	3
Lease obligation, current portion	1,815	1,990
Other current liabilities	2,276	1,943
Total current liabilities	6,166	8,613
Lease obligation	16,959	17,522
Total liabilities	23,125	26,135
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Share capital	192,481	192,445
Accumulated deficit	(184,654)	(180,967)
Total stockholders’ equity	7,827	11,478

Total liabilities and stockholders’ equity	$30,952	$37,613

LOWELL FARMS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

	Six Months Ended		Three Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net revenue	$3,538	$7,032	$8,412	$14,558
Cost of goods sold	4,092	7,373	9,793	14,767

Gross profit (loss)	(554)	(341)	(1,381)	(209)

Operating expenses
General and administrative	1,089	1,611	2,641	3,283
Sales and marketing	451	638	860	1,373
Depreciation and amortization	98	108	195	215
Total operating expenses	1,638	2,357	3,696	4,871

Loss from operations	(2,192)	(2,698)	(5,077)	(5,080)

Other income (expense)
Other income	1,399	3,803	1,404	3,805
Unrealized change in fair value of investment	-	(27)	-	(28)
Interest expense	(5)	(1,151)	(14)	(2,810)
Total other income	1,394	2,625	1,390	967

Loss before provision for income taxes	(798)	(73)	(3,687)	(4,113)
Provision for income taxes	-	-	-	-
Net loss	$(798)	$(73)	$(3,687)	$(4,113)

Net loss per share:
Basic	$(0.04)	$(0.01)	$(0.19)	$(0.34)
Diluted	$(0.04)	$(0.01)	$(0.19)	$(0.34)
Weighted average shares outstanding:
Basic	19,031	12,177	19,031	12,177
Diluted	19,031	12,177	19,031	12,177

LOWELL FARMS INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited) (in thousands)

	Six Months Ended
CASH FLOW FROM OPERATING ACTIVITIES	June 30, 2024	June 30, 2023
Net loss	$(3,687)	$(4,113)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,533	2,644
Amortization of debt issuance costs	-	484
Share-based compensation expense	36	101
Provision for doubtful accounts	187	116
Gain on sale leaseback	-	(3,004)
Gain on lease settlement	-	(880)
Unrealized loss on change in fair value of investments	-	28
Reversal of cultivation lease accrual	(2,332)	-
Changes in operating assets and liabilities:
Accounts receivable	589	1,364
Inventory	1,834	1,270
Prepaid expenses and other current assets	759	466
Other assets	90	(387)
Accounts payable and accrued expenses	62	1,488
Operating lease payments	(628)	-
Net cash used in operating activities	$(1,557)	$(423)
CASH FLOW FROM INVESTING ACTIVITIES
Purchases of property and equipment	-	(19)
Net cash used in investing activities	$-	$(19)
CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from sale leaseback	-	8,991
Principal payments on lease obligations	(110)	(1,142)
Payments on notes payable	(2)	(83)
Net cash provided by (used in) financing activities	$(112)	$7,766

Change in cash and cash equivalents	(1,669)	7,324
Cash and cash equivalents-beginning of year	2,311	1,098
Cash and cash equivalents -end of period	$642	$8,422

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$14	$1,821